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                                                                      EXHIBIT 23







                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Omega Environmental, Inc.:


We consent to incorporation by reference in the registration statements on the Form S-3 of Omega Environmental, Inc. (File Nos. 33-81730 and 33-73950) and the 1991 Employee Stock Purchase Plan (File No. 33-45044), the 1993 Employee Stock Purchase Plan (File No. 33-62546), the 1995 Employee Stock Purchase Plan (File No. 33-03617), the 1990 Stock Option Plan Miscellaneous Stock Option Agreements (File Nos. 33-68812 and 33-03615) and Stock Option Agreements (File No. 33-03625) on Forms S-8 of Omega Environmental, Inc. of our reports dated May 31, 1996, except as to notes 2 and 5 (d) which are as of June 26, 1996, on the consolidated balance sheets of Omega Environmental, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996 and our report dated May 31, 1996 on the related consolidated financial statement schedule of valuation and qualifying accounts, which reports appear in the March 31, 1996 annual report on Form 10-K of Omega Environmental, Inc.

Our report dated May 31, 1996, except as to notes 2 and 5 (d), which are as of June 26, 1996, contains an explanatory paragraph that states that the Company has incurred significant losses since inception and operations have not generated sufficient cash to cover current obligations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.





Seattle, Washington                             /s/ KPMG PEAT MARWICK LLP
June 28, 1996